Exhibit 10.2

AIR LEASE CORPORATION
2014 EQUITY INCENTIVE PLAN

1.             Purpose

The purpose of the Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, directors and/or consultants and to provide a means whereby officers, employees, directors and/or consultants of the Company and its Affiliates can acquire and maintain Common Stock ownership, or be paid incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and its Affiliates and promoting an identity of interest between shareholders and these persons.

So that the appropriate incentive can be provided, the Plan provides for granting Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Unit Awards, Stock Bonus Awards, Incentive Bonus Awards and Other Awards, or any combination of the foregoing.

2.             Definitions

For purposes of this Plan, the following terms are defined as set forth below:

(a)           “Affiliate” means, with respect to any specified entity, any other entity that directly or indirectly is controlled by, controls, or is under common control with such specified entity.

(b)           “Applicable Exchange” means the securities exchange as may at the applicable time be the principal market for the Common Stock.

(c)           “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Stock Bonus Award, Incentive Bonus Award or Other Award granted pursuant to the terms of this Plan.

(d)           “Award Agreement” means a written or electronic document or agreement setting forth the terms and conditions of a specific Award. An Award Agreement may be in the form of an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company) or certificates, notices or similar instruments as approved by the Committee.

(e)           “Beneficial Ownership” shall have the meaning given in Rule 13d-3 promulgated under the Exchange Act.

(f)            “Board” means the Board of Directors of the Company.

(g)           “Cause” means, unless otherwise provided in an Award Agreement, (i) “Cause” as defined in any employment, consulting or similar agreement with the Company or any of its Affiliates to which the applicable Participant is a party (an “Individual Agreement”), or (ii) if there is no such Individual Agreement or if it does not define Cause: (A)  willful misconduct or gross or willful neglect by a Participant in the performance of his employment duties (other than as a result of his incapacity due to physical or mental illness or injury) as determined by the Committee; (B) the plea of guilty or nolo contendere to, or conviction for, the commission of a felony or a crime of moral turpitude by a Participant; (C) willful fraud, misappropriation, embezzlement, misrepresentation or breach of a fiduciary duty against the Company or any of its Subsidiaries, as determined by the Committee; (D) a breach by a Participant of any nondisclosure, non-solicitation or noncompetition obligation owed to the Company or any of its Affiliates; or (E) the failure of a Participant to follow the lawful and reasonable instructions of the Board or his direct superiors.

(h)           “Change in Control” shall, unless in the case of a particular Award where the applicable Award Agreement states otherwise or contains a different definition of “Change in Control,” for the purpose of this Plan, be the first to occur following the Effective Date of:

(i)      the acquisition by any Person or Group of Beneficial Ownership of 35% or more (on a fully diluted basis) of either (A) the then outstanding shares of all classes of common stock of the Company, taking into account as outstanding for this purpose such common stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise or settlement of any similar right to acquire such common stock (the “Outstanding Company Common Stock”), or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (I) any acquisition by the Company or any Affiliate, (II) any acquisition directly from the Company, (III) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Affiliate or (IV) any acquisition by any Person pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (iv) of this Section 2(h);

(ii)   individuals who, on the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Effective Date, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination), shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(iii)  a complete dissolution or liquidation of the Company; or

(iv) the consummation of a merger, consolidation, statutory share exchange, a sale or other disposition of all or substantially all of the assets of the Company or similar form of corporate transaction involving the Company that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), in each case, unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the entity resulting from such Business Combination (the “Surviving Company”) or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the directors of the Surviving Company (the “Parent Company”) is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no Person or Group (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company), is or becomes the beneficial owner, directly or indirectly, of 35% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Company (or, if there is no Parent Company, the Surviving Company) and (C) at least two-thirds of the members of the board of directors of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination.

(i)            “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference in the Plan to any specific section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations and guidance under such section.

(j)            “Committee” means a committee appointed by the Board to administer the Plan or, if no such committee has been appointed by the Board, the Board.

(k)           “Common Stock” means the Class A common stock, par value $0.01 per share, of the Company, and any stock into which such common stock may be converted or into which it may be exchanged.

(l)            “Company” means Air Lease Corporation, or its successor.

(m)          “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization or, if there is no such date, the date indicated on the applicable Award Agreement.

(n)           “Disability” means, unless otherwise provided in an Award Agreement, the Company or an Affiliate having cause to terminate a Participant’s employment or service on account of “disability,” as defined in any existing Individual Agreement, or, in the absence of such an Individual Agreement, a condition entitling the Participant to receive benefits under a long-term disability plan of the Company or an Affiliate or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced or, as determined by the Committee, based upon medical evidence acceptable to it. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean permanent and total disability as defined in Section 22(e)(3) of the Code.

(o)           “Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spin-off or sale by the Company, of the stock of the Subsidiary or Affiliate or a sale of a division of the Company and its Affiliates).

(p)           “Effective Date” means May 7, 2014, date the Plan was approved by the Company’s shareholders in accordance with Section 3.

(q)           “Eligible Person” means any director, officer, employee or consultant of the Company or any of its Subsidiaries or Affiliates, or any prospective employee and consultant who has accepted an offer of employment or consultancy from the Company or its Subsidiaries or Affiliates.

(r)            “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s)            “Fair Market Value” means, as of a given date, the closing price of the Common Stock on the Applicable Exchange on that date, or if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. If the Common Stock is not then listed on any national securities exchange but is traded over the counter at the time determination of its Fair Market Value is required to be made, its Fair Market Value shall be deemed to be equal to the average between the reported high and low sales prices of Common Stock on the most recent date on which the Common Stock was publicly traded. If the Common Stock is not publicly traded at the time a determination of its Fair Market Value is made, the Committee shall determine its Fair Market Value in good faith in such manner as it deems appropriate (such determination to be made in a manner that satisfies Section 409A of the Code (to the extent applicable)).

(t)            “Group” shall have the meaning given in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

(u)           “Incentive Bonus” means a bonus opportunity awarded under Section 11 pursuant to which a Participant may become entitled to receive an amount based on satisfaction of such Performance Goals as are specified in the Award Agreement. Nothing herein shall be construed as creating any limitations on the Company’s ability to adopt such other incentive arrangements as either may deem desirable, including without limitation, annual and/or long-term cash-based incentive compensation plans.

(v)           “Incentive Stock Option” means an Option granted by the Committee to a Participant under the Plan that is intended to qualify as an incentive stock option as described in Section 422 of the Code.

(w)          “Individual Agreement” has the meaning set forth in the definition of Cause in Section 2(g).

(x)           “Nonqualified Stock Option” means an Option granted by the Committee to a Participant under the Plan that is not designated by the Committee as an Incentive Stock Option.

(y)           “Option” means an Award granted under Section 7.

(z)           “Option Price” means the exercise price for an Option as described in Section 7(a).

(aa)         “Other Award” means an Award granted under Section 12, pursuant to which a Participant has the right to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock or with a value derived from the value of or related to the Common Stock and/or returns thereon, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof.

(bb)         “Parent” means any parent of the Company, as defined in Section 424(e) of the Code.

(cc)         “Participant” means an Eligible Person who has been selected by the Committee, in its sole discretion, to participate in the Plan and to receive an Award pursuant to Section 6.

(dd)         “Performance-Based Award” means an Award, the grant, issuance, retention, vesting or settlement of which is subject to satisfaction or attainment of one or more Performance Goals.

(ee)         “Performance Goals” means the performance objectives established for the purpose of determining the number of shares of Common Stock to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to a Performance-Based Award. To the extent a Performance-Based Award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, (A) the Performance Goals shall be established with reference to one or more of the following, either on a Company-wide basis or, as relevant, in respect of one or more Affiliates, Subsidiaries, divisions, departments or operations of the Company: earnings (gross, net, pre-tax, post-tax or per share), net profit after tax, net operating profit, EBITDA, adjusted EBITDA, gross profit, cash generation (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment), unit volume, market share, sales, asset quality, earnings per share, operating income, net income, adjusted net income, revenues, return on assets (pre-tax or post-tax), return on operating assets, return on equity (pre-tax or post-tax), return on capital, return on invested capital, return on sales, return on revenue, profits, total shareholder return (measured in terms of stock price appreciation and/or dividend growth), cost saving levels, gross or operating margins (pre-tax or post-tax), productivity ratios, expense targets, margins, operating efficiency, lease placement of aircraft, working capital targets, change in working capital, economic value added customer satisfaction, marketing spending efficiency, core non-interest income, book value, change in working capital, return on capital, and/or stock price, with respect to the Company or any Subsidiary, Affiliate, division or department of the Company and (B) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations. Such Performance Goals also may be based upon the attaining of specified levels of Company, Subsidiary, Affiliate or divisional performance under one or more of the measures described above relative to the performance of other entities, divisions or subsidiaries.

(ff)          “Performance Period” means that period of time determined by the Committee over which performance is measured for the purpose of determining a Participant’s right to, and the payment value of, any Performance-Based Award.

(gg)         “Person” shall mean an individual or a corporation, association, partnership, limited liability company, joint venture, organization, business, trust, or any other entity or organization, including a government or any subdivision or agency thereof.

(hh)         “Plan” means this Air Lease Corporation 2014 Equity Incentive Plan, as amended from time to time.

(ii)           “Restricted Period” means, with respect to any share of Restricted Stock or any Restricted Stock Unit, the period of time determined by the Committee during which such Award is subject to the restrictions set forth in Section 9.

(jj)           “Restricted Stock” means an Award of shares of Common Stock issued or transferred to a Participant subject to forfeiture and the other restrictions set forth in Section 9.

(kk)         “Restricted Stock Unit” means an Award granted to a Participant pursuant to Section 9 pursuant to which Common Stock or cash in lieu thereof may be issued in the future.

(ll)           “Securities Act” means the Securities Act of 1933, as amended.

(mm)      “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

(nn)         “Stock Bonus” means an Award granted under Section 10 of the Plan.

(oo)         “Strike Price” means, in respect of an SAR, (i) in the case of a Tandem SAR, the Option Price of the related Option, or (ii) in the case of a Free-Standing SAR, a price no less than the Fair Market Value on the Date of Grant.

(pp)         “Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

(qq)         “Termination of Service” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. Unless otherwise determined by the Committee, if a Participant’s employment with the Company and any of its Subsidiaries or Affiliates, or membership on the Board, terminates but such Participant continues to provide services to the Company and its Affiliates in a nonemployee director capacity or as an employee, as applicable, such change in status shall not be deemed a Termination of Service. A Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company and its Affiliates shall not be deemed to incur a Termination of Service if, as a result of a Disaffiliation, such Subsidiary, Affiliate, or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant immediately thereafter becomes an employee of (or service provider for), the Company or another Subsidiary or Affiliate. Notwithstanding the foregoing, with respect to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, “Termination of Service” shall mean a “separation from service” as defined under Section 409A of the Code.

3.             Effective Date, Duration and Shareholder Approval

The Plan will be effective on the Effective Date upon approval by the affirmative vote of the holders of a majority of the combined voting power of the outstanding voting securities of the Company present, or represented by proxy, and entitled to vote, at a meeting of the Company’s shareholders or by written consent in accordance with the laws of the State of Delaware; provided that if such approval by the shareholders of the Company is not forthcoming, all Awards previously granted under this Plan shall be void.

The expiration date of the Plan, on and after which no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date (the “Expiration Date”); provided, however, that the administration of the Plan shall continue in effect until all matters relating to Awards previously granted have been settled. Awards outstanding as of the Expiration Date shall not be affected or impaired by termination of the Plan.

4.             Administration

(a)     The Plan shall be administered by the Committee or such other committee of the Board as the Board may from time to time designate. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee.  Any power of the Committee may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Securities Exchange Act of 1934 or cause an Award designated as a Performance-Based Award not to qualify for treatment as performance-based compensation under Section 162(m) of the Code. To the extent permitted by applicable law and any charter of the Committee, the Committee may by resolution authorize one or more officers of the Company to perform any or all things that the Committee is authorized and empowered to do or perform under the Plan, and for all purposes under this Plan, such officer or officers shall be treated as the Committee; provided, however, that the resolution so authorizing such officer or officers shall specify the total number of Awards (if any) such officer or officers may award pursuant to such delegated authority. No such officer shall designate himself or herself as a recipient of any Awards granted under authority delegated to such officer.

(b)     Subject to the terms and conditions of the Plan and applicable law, the Committee shall have, in addition to other express powers and authorizations conferred on the Committee by the Plan, the power to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Common Stock, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret, administer, reconcile any inconsistency, correct any defect and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (ix) establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable; and (x) make any other determination and take any other action specified under the Plan or that the Committee deems necessary or desirable for the administration of the Plan. The Committee may, in its sole and absolute discretion, without amendment to the Plan, waive or amend the operation of Plan provisions respecting exercise after Termination of Service and, except as otherwise provided herein, adjust any of the terms of any Award. The Committee may also (A) accelerate the date on which any Award granted under the Plan becomes exercisable or (B) accelerate the vesting date or waive or adjust any condition imposed hereunder with respect to the vesting or exercisability of an Award, provided that the Committee, in good faith, determines that such acceleration, waiver or other adjustment is necessary or desirable.

(c)     All designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all parties, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award and any shareholder.

(d)     The terms and conditions of each Award, as determined by the Committee, shall be set forth in an Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. The effectiveness of an Award shall not be subject to the Award Agreement’s being signed by the Company and/or the Participant’s receiving the Award unless specifically so provided in the Award Agreement.

5.             Shares Subject to the Plan

(a)     Subject to Section 14, the maximum number of shares of Common Stock that may be delivered pursuant to Awards under the Plan is the sum of (i) 5 million Shares and (ii) any Shares which as of the Effective Date are available for grant under the Company’s 2010 Equity Incentive Plan, and (iii) any Shares which are, as of the Effective Date, subject to awards under the Company’s 2010 Equity Incentive Plan and which subsequently expire or lapse without being exercised, are canceled or forfeited, are not delivered because such shares are withheld to satisfy the option price and/or the tax withholding obligations relating to any such award, or are settled for cash. The maximum number of shares of Common Stock that may be granted pursuant to Options intended to be Incentive Stock Options is 1 million shares, which number shall be calculated and adjusted pursuant to Section 14 only to the extent that such calculation or adjustment will not affect the status of any option intended to qualify as an Incentive Stock Option under Section 422 of the Code.

(b)     To the extent that any Award is forfeited, or any Option or Stock Appreciation Right terminates, expires or lapses without being exercised, or any Award is settled for cash, the shares of Common Stock subject to such Award not delivered as a result thereof shall again be available for Awards under the Plan.   Any Restricted Stock repurchased by the Company at the same price paid by the Participant so that such shares are returned to the Company shall again be available for Awards under the Plan.  The payment of any dividends in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan.

(c)     If the Option Price of any Option and/or the tax withholding obligations relating to any Award are satisfied by the Participant delivering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock delivered or attested to shall be deemed delivered for purposes of determining the maximum numbers of shares of Common Stock available for delivery under the Plan.  To the extent any shares of Common Stock subject to an Award are not delivered because such shares are withheld to satisfy the Option Price (in the case of an Option) and/or the tax withholding obligations relating to such Award, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan.   With respect to Stock Appreciation Rights, only shares of Common Stock actually issued pursuant to a Stock Appreciation Right will cease to be available under the Plan and all remaining shares under Stock Appreciation Rights will remain available for future grant under the Plan.

(d)     Common Stock delivered by the Company in settlement of Awards may be authorized and unissued Common Stock, Common Stock held in the treasury of the Company, Common Stock purchased on the open market or by private purchase or a combination of the foregoing.

(e)     The maximum number of shares of Common Stock that may be delivered pursuant to Performance-Based Awards that are granted to any one Participant during any calendar year may not exceed 500,000 shares of Common Stock, which number shall be adjusted pursuant to Section 14, and shares otherwise counted against such number, only in a manner that will not cause the Awards granted under the Plan to fail to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code.  The maximum number of shares of Common Stock that may be delivered pursuant to Options or Stock Appreciation Rights that are granted to any one Participant during any calendar year may not exceed 1,000,000 shares of Common Stock, which number shall be adjusted pursuant to Section 14, and shares otherwise counted against such number, only in a manner that will not cause the Awards granted under the Plan to fail to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code.  The maximum cash amount payable pursuant to that portion of an Incentive Bonus or Other Award granted in any calendar year to any Participant under this Plan that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall not exceed $7,000,000.

6.             Eligibility

The Committee may, from time to time, select, in its sole discretion, from among all Eligible Persons, those to whom an Award shall be granted.

7.             Options

The Committee is authorized to grant one or more Incentive Stock Options or Nonqualified Stock Options to any Eligible Person; provided, however, that no Incentive Stock Option shall be granted to any Eligible Person who is not an employee of the Company or a Parent or Subsidiary (within the meaning of Section 424(f) of the Code). Each Option shall be evidenced by an Award Agreement. Each Option so granted shall be subject to the following conditions, or to such other conditions as may be reflected in the applicable Award Agreement.

(a)     Option Price. The Option Price per share of Common Stock for each Option shall be set by the Committee at the time of grant but shall not be less than the Fair Market Value of a share of Common Stock at the Date of Grant.

(b)     Manner of Exercise and Form of Payment. No shares of Common Stock shall be delivered pursuant to any exercise of an Option until payment in full of the Option Price therefor (together with applicable withholding taxes) is received by the Company. Options that have become exercisable may be exercised by delivery of written notice of exercise (in such form as the Committee may specify from time to time) to the Company accompanied by payment of the Option Price. The Option Price shall be payable in cash and/or shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (including by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual delivery of such shares to the Company). In addition, the Option Price may be payable by such other method as the Committee may allow at or following the grant date, including but not limited to an irrevocable commitment by a broker to pay over such amount from a sale of the shares of Common Stock issuable under an Option and withholding of shares of Common Stock otherwise deliverable upon exercise.  Until the shares of Common Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the shares of Common Stock, notwithstanding the exercise of the Option.  The Company will issue (or cause to be issued) such shares of Common Stock promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares of Common Stock are issued.

(c)     Vesting, Option Period and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “Option Period”). If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires.

(d)     Disqualifying Dispositions of Incentive Stock Options. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of such Incentive Stock Option.

(e)     Incentive Stock Option Grants to 10% Shareholders. Notwithstanding anything to the contrary in this Section 7, if an Incentive Stock Option is granted to a Participant who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of a Parent or Subsidiary, the Option Period shall not exceed five years from the Date of Grant of such Option and the Option Price shall be at least 110% of the Fair Market Value (on the Date of Grant) of the Common Stock subject to the Option.

(f)     $100,000 Per Year Limitation for Incentive Stock Options. To the extent the aggregate Fair Market Value (determined as of the Date of Grant) of Common Stock for which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

8.             Stock Appreciation Rights

Any Option granted under the Plan may include SARs, either at the Date of Grant or, except in the case of an Incentive Stock Option, by subsequent amendment (SARs that are granted in conjunction with an Option are referred to in this Plan as “Tandem SARs”). The Committee also may award SARs to Eligible Persons independent of any Option (SARs that are granted independent of any Option are referred to in this Plan as “Free-Standing SARs”). Each SAR shall be evidenced by an Award Agreement. Each SAR shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose as set forth in the applicable Award Agreement, including, but not limited to, the following:

(a)     Vesting, Transferability and Expiration. Tandem SARs shall become exercisable, be transferable and shall expire according to the same vesting schedule, transferability rules and expiration provisions as the corresponding Option. Free-Standing SARs shall become exercisable, be transferable and shall expire in accordance with a vesting schedule, transferability rules and expiration provisions as established by the Committee and reflected in an Award Agreement.

(b)     Payment. Upon the exercise of an SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one share of Common Stock on the exercise date over the Strike Price. The Company shall pay such excess in cash, in shares of Common Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Fractional shares shall be settled in cash.

(c)     Method of Exercise. A Participant may exercise an SAR at such time or times as may be determined by the Committee at the time of grant by filing an irrevocable written notice (in such form as the Committee may specify from time to time) with the Company or its designee, specifying the number of SARs to be exercised.  Unless and until the shares of Common Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the shares of Common Stock, notwithstanding the exercise of the SAR.  Unless the Company settles the SAR in cash, the Company will issue (or cause to be issued) such shares of Common Stock promptly after the SAR is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares of Common Stock are issued.

(d)     Expiration. Except as otherwise provided in the case of Tandem SARs, a SAR shall expire on a date designated by the Committee that is not later than ten years after the Date of Grant of the SAR.

9.             Restricted Stock Awards and Restricted Stock Units

(a)     Award of Restricted Stock and Restricted Stock Units.

(i)         The Committee shall have the authority to grant Restricted Stock and Restricted Stock Units to Eligible Persons, and to establish terms, conditions and restrictions applicable to such Restricted Stock and Restricted Stock Units, including (A) the Restricted Period, (B) the time or times at which Restricted Stock or Restricted Stock Units shall be granted or become vested, including upon the attainment of performance conditions (whether or not such conditions are Performance Goals) or upon both the attainment of performance conditions (whether or not such conditions are Performance Goals) and the continued service of the applicable Participant and (C) the number of shares or units to be covered by each grant. Each Restricted Stock and Restricted Stock Unit Award shall be evidenced by an Award Agreement.

(ii)        Subject to the restrictions set forth in Section 9(b), the Participant generally shall have the rights and privileges of a shareholder as to such Restricted Stock, including the right to vote such Restricted Stock. The Award Agreement for Restricted Stock shall specify whether, to what extent and on what terms and conditions the applicable Participant shall be entitled to receive current or deferred payments of dividends payable in respect of the shares underlying the Restricted Stock Award, including whether any such dividends will be held subject to the vesting of the Restricted Stock, subject to Section 13(e) below in the case of dividends settled in Common Stock.

(iii)       Awards of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of Restricted Stock shall be registered in the name of the applicable Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award. The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(iv)       No shares of Common Stock shall be issued at the time a Restricted Stock Unit is granted and the Company will not be required to set aside a fund for the payment of any such Award. The Award Agreement for Restricted Stock Units shall specify whether, to what extent and on what terms and conditions the applicable Participant shall be entitled to receive current or deferred payments of dividends payable in respect of the shares underlying the Restricted Stock Units, including whether any such dividends will be held subject to the vesting of the underlying Restricted Stock Units, subject to Section 13(e) below in the case of dividends settled in Common Stock.

(b)     Restrictions.

(i)         Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (A) the shares shall be subject to the restrictions on transferability set forth in the Award Agreement and (B) the shares shall be subject to forfeiture to the extent provided in the applicable Award Agreement, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement and, to the extent such shares are forfeited, the stock certificates shall be returned to the Company and all rights of the Participant to such shares and as a shareholder shall terminate without further obligation on the part of the Company.

(ii)        Restricted Stock Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award Agreement.

(c)     Restricted Period. The Restricted Period of Restricted Stock and Restricted Stock Units shall commence on the Date of Grant and shall expire from time to time as to that part of the Restricted Stock and Restricted Stock Units indicated in a schedule established by the Committee in the applicable Award Agreement; provided that, except in the case of the Participant’s death or Disability or in the event of a Change in Control, the restrictions imposed on Restricted Stock and Restricted Stock Units (other than Restricted Stock and Restricted Stock Units that are Performance-Based Awards or that are granted to Participants that are non-employee directors of the Company or any of its Subsidiaries or Affiliates) provided for in the applicable Award Agreement may not lapse over a period of less than three (3) years following the date of grant of the Award.

(d)     Delivery of Restricted Stock and Settlement of Restricted Stock Units.

(i)         Restricted Stock. Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock and/or the satisfaction of any applicable Performance Goals, the restrictions set forth in Section 9(b) and the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement.

(ii)        Restricted Stock Units. Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units the Company shall deliver to the Participant, or his beneficiary, without charge, one share of Common Stock for each such outstanding Restricted Stock Unit (“Vested Unit”); provided, however, that, if explicitly provided in the applicable Award Agreement, the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock for Vested Units or (ii) delay the delivery of Common Stock (or cash or part Common Stock and part cash, as the case may be) beyond the expiration of the Restricted Period; provided, that any such delay must comply with Section 409A of the Code. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed with respect to such Vested Unit or the date of the delayed delivery, if applicable.

(e)     Applicability of Section 162(m). With respect to Performance-Based Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, this Section 9 (including the substance of the Performance Goals, the timing of establishment of the Performance Goals, the adjustment of the Performance Goals and determination of the Award) shall be implemented by the Committee in a manner designed to preserve such Awards as such “performance-based compensation.”

10.          Stock Bonus Awards

The Committee may issue unrestricted Common Stock, or other Awards denominated in Common Stock (valued at Fair Market Value as of the date of payment), under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine. Stock Bonus Awards under the Plan shall be granted as, or in payment of, a bonus, or to provide incentives or recognize special achievements or contributions. With respect to Stock Bonus Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall establish and administer Performance Goals in the manner described in Section 9 as an additional condition to the vesting and payment of such Stock Bonus Awards. The Stock Bonus Award for any Performance Period to any Participant may be reduced or eliminated by the Committee in its discretion.

11.          Incentive Bonus Awards

Incentive Bonus Awards may be granted under the Plan at any time and from time to time on or prior to the Expiration Date. Each Incentive Bonus Award shall be evidenced by an Award Agreement that shall be executed by the Company and the Participant. The Award Agreement shall specify the terms and conditions of the Incentive Bonus Award, including without limitation, (a) the target and maximum amount payable to the Participant as an Incentive Bonus Award, (b) the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment, (c) the term of the Performance Period, (d) the timing of any payment earned by virtue of performance, (e) restrictions on the alienation or transfer of the Incentive Bonus Award prior to actual payment, (f) forfeiture provisions and (g) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Committee. Payment of the amount due under an Incentive Bonus Award may be made in cash or in Common Stock, as determined by the Committee. With respect to Incentive Bonus Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall establish and administer Performance Goals in the manner described in Section 9 as an additional condition to the vesting and payment of such Incentive Bonus Awards. The Incentive Bonus Award for any Performance Period to any Participant may be reduced or eliminated by the Committee in its discretion. Incentive Bonus Awards payable hereunder may be pursuant to one or more subplans.

12.          Other Awards

Other Awards may be granted under the Plan at any time and from time to time on or prior to the Expiration Date. Each Other Award shall be evidenced by an Award Agreement that shall be executed by the Company and the Participant. The Award Agreement shall specify the terms and conditions of the Other Award. Payment of the amount due under an Other Award may be made in cash or in Common Stock, as determined by the Committee. With respect to Other Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall establish and administer Performance Goals in the manner described in Section 9 as an additional condition to the vesting and payment of such Other Awards. The Other Award for any Performance Period to any Participant may be reduced or eliminated by the Committee in its discretion. Other Awards payable hereunder may be pursuant to one or more subplans.

13.          General

(a)     Additional Provisions of an Award. Awards to a Participant under the Plan also may be subject to such other provisions, restrictions, conditions or limitations (whether or not applicable to Awards granted to any other Participant) as the Committee determines appropriate including, without limitation, (i) provisions for the forfeiture of or restrictions on resale or other disposition of shares of Common Stock acquired under any Award, (ii) provisions giving the Company the right to repurchase shares of Common Stock acquired under any Award in the event the Participant elects to dispose of such shares, (iii) provisions allowing the Participant to elect to defer the receipt of payment in respect of Awards for a specified period or until a specified event, provided such provisions comply with Section 409A of the Code and (iv) provisions to comply with federal and state securities laws and federal and state tax withholding requirements. Without limiting the foregoing, additional restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any shares issued under an Award, including without limitation (A) restrictions under an insider trading policy or pursuant to applicable law, (B) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, and (C) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

(b)     Privileges of Stock Ownership. Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of ownership in respect of shares of Common Stock that are subject to Awards hereunder until such shares have been issued to that person.

(c)     Conditions for Issuance. The obligation of the Company to settle Awards in Common Stock or otherwise shall be subject to all applicable laws, rules and regulations and to such approvals by governmental agencies as may be required. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Common Stock under the Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance, of such Common Stock on the Applicable Exchange; (ii) any registration or other qualification of such Common Stock of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification that the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval or permit from any state or federal governmental agency that the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. If the shares of Common Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Common Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

(d)     Tax Withholding.

(i)         A Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any shares of Common Stock or other property deliverable under any Award or from any compensation or other amounts owing to a Participant the amount (in cash, Common Stock or other property) of any required income tax withholding and payroll taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such withholding and taxes.

(ii)        Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability (but no more than the minimum required withholding liability) by (A) delivery of shares of Common Stock owned by the Participant with a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of shares of Common Stock otherwise issuable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability.

(e)     Limitation on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of Common Stock with respect to dividends to Participants holding Awards of Restricted Stock Units, shall only be permissible if sufficient shares of Common Stock are available under Section 5 for such reinvestment or payment (taking into account then-outstanding Awards). In the event that sufficient shares of Common Stock are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Stock Units equal in number to the shares of Common Stock that would have been obtained by such payment or reinvestment, the terms of which Restricted Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Restricted Stock Units on the terms contemplated by this Section 13(e).

(f)     Claim to Awards and Employment Rights. No employee of the Company, Subsidiary or Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate.

(g)     No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles or Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(h)     Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to the principles of conflicts of law thereof or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware.

(i)      Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(j)      Nontransferability.

(i)         Each Award shall be exercisable only by the Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, Subsidiary or Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii)        Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards other than Incentive Stock Options to be transferred by a Participant without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of the Plan, to:

(A)          any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 (collectively, the “Immediate Family Members”);

(B)          a trust solely for the benefit of the Participant and his Immediate Family Members;

(C)          a partnership or limited liability company whose only partners or shareholders are the Participant and his Immediate Family Members; or

(D)          any other transferee as may be approved either (1) by the Board or the Committee in its sole discretion or (2) as provided in the applicable Award Agreement;

(each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of this Plan and any applicable Award Agreement.

(iii)       The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in this Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company, or an Affiliate under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.

(k)     Section 409A of the Code. It is the intention of the Company that no Award shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise as provided in this Section 13(k), and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or shares of Common Stock pursuant thereto and any rules regarding treatment of such Awards in the event of a Change in Control, shall be set forth in the applicable Award Agreement and shall comply in all respects with Section 409A of the Code. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that constitutes a “nonqualified deferred compensation plan” subject to Section 409A of the Code that has been granted to a Participant who is a “specified employee” (within the meaning of Section 409A) on the date of the Participant’s Termination of Service, any payments (whether in cash, shares of Common Stock or other property) to be made with respect to such Award upon the Participant’s Termination of Service shall be delayed until the earlier of (i) the first day of the seventh month following the Participant’s Termination of Service and (ii) the Participant’s death.

(l)      Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Subsidiary except as otherwise specifically provided in such other plan.

(m)   Subsidiary Employee. In the case of a grant of an Award to any employee of a Subsidiary of the Company, the Company may, if the Committee so directs, issue or transfer the shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All shares underlying Awards that are forfeited or canceled should revert to the Company.

(n)     Foreign Employees and Foreign Law Considerations. The Committee may grant Awards to Eligible Persons who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

(o)     No Contract of Employment. The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

(p)     Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

(q)     Severability. If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

14.          Changes in Capital Structure

(a)     In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, Disaffiliation, or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board shall make such substitutions or adjustments as it deems equitable to (A) the aggregate number and kind of shares of Common Stock or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Section 5 upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of shares of Common Stock or other securities subject to outstanding Awards and (D) the exercise price of outstanding Options and Stock Appreciation Rights. In the case of Corporate Transactions, such adjustments may include, without limitation, (1) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which holders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each share of Common Stock pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid); (2) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Common Stock subject to outstanding Awards; and (3) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate or division or by the entity that controls such Subsidiary, Affiliate or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities).

(b)     In the event of a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination, or recapitalization or similar event affecting the capital structure of the Company (each, a “Stock Change”), the Committee or the Board shall make such substitutions or adjustments as it deems equitable to (i) the aggregate number and kind of shares of Common Stock or other securities reserved for issuance and delivery under the Plan, (ii) the various maximum limitations set forth in Section 5 upon certain types of Awards and upon the grants to individuals of certain types of Awards, (iii) the number and kind of shares of Common Stock or other securities subject to outstanding Awards and (iv) the exercise price of outstanding Options and Stock Appreciation Rights.

(c)     The Committee may adjust in its sole discretion the Performance Goals applicable to any Awards to reflect any Stock Change and any Corporate Transaction and any unusual or nonrecurring events and other extraordinary items, impact of charges for restructurings, discontinued operations and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or the Company’s other SEC filings; provided that with respect to Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such adjustments or substitutions shall be made only to the extent that the Committee determines that such adjustments or substitutions may be made without causing the Company to be denied a tax deduction on account of Section 162(m) of the Code. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

(d)     Any adjustment under this Section 14 need not be the same for all Participants.

(e)     Notwithstanding the foregoing: (i) any adjustments made pursuant to this Section 14 to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (ii) any adjustments made pursuant to this Section 14 to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that, after such adjustment, the Awards either (A) continue not to be subject to Section 409A of the Code or (B) comply with the requirements of Section 409A of the Code; and (iii) in any event, neither the Committee nor the Board shall have the authority to make any adjustments pursuant to this Section 14 to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code to be subject thereto.

15.          Effect of Change in Control

(a)     Impact of Event. Unless otherwise provided by the Committee in the applicable Award Agreement or at any other time prior to the occurrence of a Change in Control, and subject to Section 14, upon a Change in Control, each outstanding Award shall be assumed or an award with equivalent value substituted by the successor corporation or a parent or subsidiary of the successor corporation, with appropriate adjustments as to the number and kind of shares and prices.  In the event the successor corporation in a Change in Control refuses to assume or substitute for the Award, notwithstanding any other provision of the Plan to the contrary, immediately upon the occurrence of a Change in Control:

(i)         any Options and Stock Appreciation Rights (other than Options and Stock Appreciation Rights that are Performance-Based Awards) outstanding that are not then exercisable and vested shall become fully exercisable and vested;

(ii)        the restrictions, including the Restricted Period, which may differ with respect to each grantee, and deferral limitations applicable to any Restricted Stock (other than Restricted Stock that are Performance-Based Awards) shall lapse and such Restricted Stock shall become free of all restrictions and become fully vested and transferable;

(iii)       all Restricted Stock Units (other than Restricted Stock Units that are Performance-Based Awards) shall be considered to be earned and payable in full, and any restrictions shall lapse and such Restricted Stock Units shall be settled as promptly as is practicable in the form set forth in the applicable Award Agreement; provided, however, that with respect to any Restricted Stock Unit that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, the settlement of each such Restricted Stock Unit pursuant to this Section 15(a)(iii) shall not occur until the earliest of (A) the Change in Control if such Change in Control constitutes a “change in the ownership of the corporation,” a “change in effective control of the corporation” or a “change in the ownership of a substantial portion of the assets of the corporation,” within the meaning of Section 409A(a)(2)(A)(v) of the Code (each, a “409A Change in Control”) and (B) the date such Restricted Stock Units would otherwise be settled pursuant to the terms of the Award Agreement;

(iv)       with respect to Performance-Based Awards, the Committee may in its discretion provide that all incomplete Performance Periods in effect on the date the Change in Control occurs shall end on the date of such Change in Control and, if the Committee exercises such discretion, the Committee shall (A) determine the extent to which Performance Goals with respect to each such Performance Period have been met based upon such audited or unaudited financial information then available as it deems relevant and (B) cause to be paid to each Participant partial or full Awards with respect to Performance Goals for each such Performance Period based upon the Committee’s determination of the degree of attainment of Performance Goals; provided, however, that with respect to any Performance-Based Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, the payment of each such Award pursuant to this Section 15(a)(iv) shall not occur until the earliest of (1) the Change in Control if such Change in Control constitutes a 409A Change in Control and (2) the date such Award would otherwise be settled pursuant to the terms of the Award Agreement;

(v)        the Committee may in its discretion, and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Common Stock received or to be received by other shareholders of the Company in the event; and

(vi)       the Committee may also make additional adjustments and/or settlements of outstanding Awards as it deems appropriate and consistent with the Plan’s purposes.

The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company agrees that it will make appropriate provisions for the preservation of Participants’ rights under the Plan in any agreement or plan that it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

16.          Nonexclusivity of the Plan

Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

17.          Amendments and Termination

(a)     Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary and desirable to comply with any tax or regulatory requirement applicable to the Plan; and provided further that any such amendment, alteration, suspension, discontinuance or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary, except such an amendment made to comply with applicable law, including, without limitation, Section 409A of the Code, Applicable Exchange rules or accounting rules. In no event may any Option or Free-Standing SAR granted under this Plan (i) be amended, other than pursuant to Section 14, to decrease the exercise price thereof, (ii)  be cancelled in conjunction with the grant of any new Option or Free-Standing SAR with a lower exercise price or in exchange for cash, or (iii) otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option or Free-Standing SAR, unless such amendment, cancellation or action is approved by the Company’s shareholders.

(b)     Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.